ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of August 29, 2019, is entered into by and between SelectGreen Blockchain Ltd, a British Columbia corporation (“Seller”) and Marathon Patent Group, Inc., a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Seller wishes to sell and assign to Buyer, and Buyer wishes to purchase and assume from Seller, the assets used primarily in the Business, subject to the terms and conditions set forth herein (the “Sale”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Action” means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, grievance, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding, including, without limitation, proceedings by or before any Governmental Authority, arbitrator or mediator.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Business” means the business encompassing the Purchased Assets.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all legally binding contracts (oral or written), leases, mortgages, licenses, sublicenses, instruments, notes, commitments, undertakings, indentures, letters of intent, memorandum of understanding, memorandum of agreement and other agreements including purchase orders.

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller concurrently with the execution and delivery of this Agreement.

“Encumbrance” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment, encumbrance or other restriction.

“Equity Interest” means, with respect to any Person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations thereunder.

“Governmental Authority” means any United States or non-United States national, federal, state, local, provincial or international government or political subdivision thereof.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indebtedness” means, as to any Person, without duplication, all obligations or liabilities of such Person for borrowed money or in respect of loans or advances (including, without limitation, reimbursement and all other obligations with respect to surety bonds, guarantees, letters of credit, banker’s acceptances, corporate credit card or business credit lines whether or not matured, indemnities, performance letters, comfort letters and other arrangements similar to the foregoing.

“Law” means any domestic or foreign statute, law, ordinance, regulation, rule, code, order, injunction, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liability” means any Indebtedness, obligation, or liability, including any interest, penalties, fees, costs and expenses, whether known or unknown, matured or unmatured, accrued or unaccrued, vested or unvested, asserted or unasserted, actual or contingent.

“Losses” means all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs or expenses, including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing.

“Material Adverse Effect” means any event, occurrence, fact, condition, change, circumstance, effect, development or state of facts that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations, condition (financial or otherwise), assets or liabilities of the Business, taken as a whole, or (b) the ability of Seller to perform its obligations under this Agreement, the Escrow Agreement or the Transaction Documents or consummate the transaction contemplated hereby or thereby.

“Permits” means all federal, state, local and foreign permits, licenses, franchises, approvals, waivers, certificates, certifications, authorizations and consents required to be obtained from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any Person, any and all directors, partners, members, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Taxes” means (i) all federal, state, local or foreign taxes, including all income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges in the nature of a tax, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of Contract, assumption, transferee liability, operation of Law, or Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law).

“Transaction Documents” means all agreements and instruments executed and delivered with this Agreement.

“Transaction Expenses” means the aggregate amount required to pay and satisfy in full all costs, fees, expenses and other payment obligations (including, but not limited to, legal, accounting, consulting, advisory and brokerage fees and expenses) incurred by Seller or the Business prior to the Closing in connection with the negotiation, preparation, execution, consummation and performance of this Agreement and the Transaction Documents and consummation of the transactions contemplated hereby and thereby.

“Willful Breach” means a breach that is a consequence of an act or omission knowingly undertaken or knowingly omitted by the breaching party with the knowledge that such act or omission would cause a breach of this Agreement.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale of the Purchased Assets. Subject to the terms and conditions set forth herein, at the Closing, Seller shall, and shall cause its Affiliates to, sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller or its Affiliates, as applicable, all right, title and interest in, to and under the business, properties, assets, goodwill and rights of Seller and its Affiliates of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased, used or licensed by Seller and primarily used in the operation of the Business as of the Closing Date, in each case, to the extent that such business, assets, properties, goodwill and rights exist as of the Closing Date and primarily relate to the Business, consisting of 6,000 S-9 units, as set forth on Schedule 2.01 (collectively, the “Purchased Assets”), free and clear of all Encumbrances. To the extent any assets used in the Business that are not Excluded Assets are held by Affiliates of Seller, then Seller shall cause its Affiliates to transfer such assets to Buyer, which shall be included as “Purchased Assets” hereunder.

Section 2.02 Purchase Price. The aggregate purchase price for the Purchased Assets (the “Purchase Price”) shall be $4,086,250 or $1.75 per share which is 2,335,000 shares of the Buyer’s common stock, all shares restricted as to resale for a period of six (6) months from issuance and bearing a restrictive legend for such restriction.

Section 2.03 Payments; Equity Issuance. Buyer will pay at the Closing the Purchase Price to the parties listed on Schedule 2.06, each one of which shall receive such shares pursuant to an agreement with customary representations and limitations to resale as restricted stock saleable only under Rule 144 promulgated under the Securities Act of 1933, as amended.

Section 2.04 Withholding Taxes. Seller represents and warrants that there are no Taxes due by it in connection with the sale of the Purchased Assets that Buyer would be required to deduct and withhold under any provision of Tax Law.

ARTICLE III
CLOSING

Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at on the next business day following the date on which the Company receives notification from Nasdaq that it has no further comments on the Company’s Listing of Additional Shares application to be submitted to Nasdaq on August 27, 2019; provided, that all the conditions to Closing set forth in Article VII are either satisfied or waived; unless waived or extended in writing by both parties. The date on which the Closing is to occur is herein referred to as the “Closing Date”.

Section 3.02 Closing Deliverables.

(a) At the Closing, Seller shall deliver to Buyer the following: a full warranty bill of sale (the “Bill of Sale”) duly executed by Seller, transferring the tangible personal property included in the Purchased Assets to Buyer; and a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying (i) the names and signatures of the officers of Seller who are authorized to sign this Agreement and the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and

(b) At the Closing, Buyer shall deliver to Seller the following: 75% of the Purchase Price (with 25% to be held in escrow with Buyer’s counsel and paid out to Seller as Buyer confirms that the Purchased Assets are in good working order); and a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying (i) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder, (ii) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and (iii) that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby. Buyer shall deliver fully endorsed physical share certificates to Seller and the Escrow Agent within 10 business days of Closing.

(c) The Buyer will have thirty (30) calendar days from the installation of the Purchased Assets at the Buyer’s designated hosting facility to confirm that the Purchased Assets are in good working order. Buyer shall notify Seller of each S-9 Unit claimed to be defective within such time period, together with the particular defect for each such Unit. Seller shall have ten (10) Business Days from receipt of such notice to respond to such notice and propose a remedy for the specified defect. The Parties agree to work in good faith to resolve any claim that any Units are defective. Upon the Sixty-first (61) day after Buyer’s receipt of delivery of the Purchased Assets, Buyer shall release such fraction of the 25% of the Purchase Price held in escrow, determined as follows: the numerator of the fraction shall be the number of S-9 Units that are not defective, and the denominator shall be 6000. If the Parties fail to agree on a remedy for any S-9 Unit claimed to be defective within ninety (90) days after delivery of the Purchased Assets, Seller shall have the option to demand return of such Unit (s) at Seller’s expense. On the ninety-first day after delivery of the Purchased Assets, Buyer shall release remaining the portion of the Purchase Price attributable to any remaining S-9 Units for which a defect was claimed but which units have been accepted or used by Buyer.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing Date.

Section 4.01 Organization and Qualification of Seller. Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all necessary corporate or entity power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted and contemplated to be conducted through Closing. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02 Authority of Seller. Seller has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms. When each other Transaction Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by Buyer and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 4.03 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which Seller is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of the certificate of incorporation or by-laws of Seller; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller, the Business, the Purchased Assets or the Assumed Liabilities; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any Material Contract; (d) require the consent, notice, vote, approval or other action by the stockholders of Seller; or (e) result in the creation or imposition of any Encumbrance on any Purchased Asset. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.04; Undisclosed Liabilities. Seller has no Liabilities against, relating to or affecting the Business, Seller is solvent for all purposes under federal bankruptcy and applicable state fraudulent transfer and fraudulent conveyance Laws. The sale of the Purchased Assets by Seller hereunder will not render Seller insolvent and does not constitute a fraudulent transfer or conveyance under such Law.

Section 4.05 Material Contracts. Section 4.05(a) of the Disclosure Schedules lists each of the following Contracts (x) by which any of the Purchased Assets are bound or affected, (y) to which Seller is a party or by which it is bound primarily in connection with the Business or the Purchased Assets or (z) which relate or pertain to the Business but is not part of the Purchased Assets, collectively, the “Material Contracts”). Seller has made available to Buyer true and complete copies of all Material Contracts and all amendments thereto. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, each Material Contract (i) is valid and binding on Seller and, to the Knowledge of Seller, the counterparties thereto and is in full force and effect, enforceable against Seller, and, to the Knowledge of Seller, against all third parties, in each case in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and (ii) shall continue in full force and effect upon consummation of the transactions contemplated by this Agreement, and enforceable against Buyer, and, to the Knowledge of Seller, against all third parties, in accordance with its terms.

Section 4.06 Title to Tangible Personal Property. Seller has good, valid title and marketable title to, or a valid leasehold interest in all Tangible Personal Property included in the Purchased Assets, free and clear of Encumbrances except as set forth in Section 4.06 of the Disclosure Schedules. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, all Tangible Personal Property included in the Purchased Assets are structurally sound, are in good operating condition and repair, and are suitable for their current and intended use, ordinary wear and tear excepted. Except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole, none of such Tangible Personal Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature.

Section 4.07 Intellectual Property. [Intentionally omitted].

Section 4.08 Legal Proceedings; Governmental Orders. There are no Actions or other legal proceedings pending or, to the Knowledge of Seller, threatened in writing against or by Seller relating to or affecting the Business, the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action or other legal proceeding. There are no outstanding Governmental Orders, or inquiry pending before a Governmental Authority or, to the Knowledge of Seller, threatened in writing against Seller and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business or the Purchased Assets or the Assumed Liabilities, or that would affect the legality, validity or enforceability of this Agreement or any Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

Section 4.09 Compliance With Laws; Permits. Seller is in compliance with all Laws applicable to the conduct of the Business as currently conducted and the ownership and use of the Purchased Assets, and Seller has been in compliance with all Laws applicable to the Business and the ownership and use of the Purchase Assets during the two (2) years prior to the date hereof except as would not, individually or in the aggregate, be expected to be material to the Business taken as a whole. Seller has not received any written notice that any violation of the foregoing is being alleged. Except for general authorizations to conduct business as set forth in Section 4.09 of the Disclosure Schedules, no Permits are required for Seller to conduct the Business as currently conducted or for the ownership and use of the Purchased Assets.

Section 4.11 No Unlawful Payments; FCPA. Neither Seller nor any director or officer of Seller, nor, to the Knowledge of Seller, any employee, agent, controlled affiliate or other Person acting on behalf of Seller has, in the operation of the Business, (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom or (e) made, offered, or taken an act in furtherance of any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 4.12 Compliance with Money Laundering Laws. The operations of the Business by Seller has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Seller operate the Business, the applicable rules and regulations thereunder and any applicable, related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action or proceeding by or before any court or Governmental Authority or body or any arbitrator involving Seller with respect to any applicable Money Laundering Laws is pending or, to the Knowledge of Seller, threatened.

Section 4.14 Disclosure. No representation or warranty made by Seller contained in this Agreement, and no statement contained in the Disclosure Schedules or in any certificate furnished to Buyer pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading in any material respect.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Nevada. Buyer has all necessary organizational power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite organizational power on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). When each other Transaction Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by Seller and each other party thereto), such Transaction Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution, delivery and performance by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) result in a violation or breach of any provision of any organizational document of Buyer; (b) result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default under or result in the acceleration of any agreement to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which would not have a Material Adverse Effect on Buyer’s ability to consummate the transactions contemplated hereby and thereby.

ARTICLE VI
COVENANTS

Section 6.01 Access to Information. From the date hereof until the Closing or the termination of this Agreement, Seller shall (a) afford Buyer and its Representatives reasonable access to and the right to inspect all of the Leased Real Property, properties, assets, premises, Books and Records, Assigned Contracts and other documents and data related to the Business; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (c) instruct its Representatives to cooperate with Buyer with respect to the foregoing.

Section 6.02 Confidentiality. Each party acknowledges and agrees that the Confidentiality Agreement remains in full force and effect and information provided pursuant to this Agreement shall remain subject to the Confidentiality Agreement.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01 Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions: The representations and warranties of Seller contained in Article IV (other than the Seller Fundamental Representations) shall be true and correct in all material respects as of the Closing Date and the Seller Fundamental Representations shall be true and correct in all respects, in each case, with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided , however , that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects; Seller shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing; Seller shall have delivered to Buyer duly executed counterparts to the Transaction Documents (other than this Agreement) and such other documents and deliverables set forth in Section 3.02(a); Buyer shall have received a certificate, dated the Closing Date and signed on behalf of Seller by a duly authorized officer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.02(a), Section 7.02(b) and Section 7.02 (i) have been satisfied (the “Closing Certificate”);

Section 7.02 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions: The representations and warranties of Buyer contained in Article V shall be true and correct in all material respects as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, which shall be true and correct in all material respects as of that specified date); provided, however, that representations and warranties qualified by Material Adverse Effect or other materiality qualifier must instead be true and correct in all respects; Buyer shall have duly performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing; Buyer shall have delivered to the Seller the Closing Payment Amount, duly executed counterparts to the Transaction Documents (other than this Agreement and the Employment Agreement) and such other documents and deliveries set forth in Section 3.02(b); Seller shall have received a certificate, dated the Closing Date and signed on behalf of Buyer by a duly authorized officer of Buyer (in such Person’s capacity as such and not individually), that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied (the “Buyer Closing Certificate”); and Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer as to matters set forth in Section 3.02(b)(v).

ARTICLE VIII
INDEMNIFICATION

Section 8.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is three years from the Closing Date (the “Expiration Date”).

Section 8.02 Indemnification By Seller. After the Closing, subject to the other terms and conditions of this Article VIII, Seller shall indemnify Buyer and its Affiliates and their respective Representatives (collectively, the “Buyer Indemnified Parties”) against, and shall hold Buyer Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnified Parties based upon, arising out of, with respect to or by reason of: any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers); any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or in any Transaction Document; any Third Party Claims related to the Business, operations, properties, assets or obligations of Seller or any of its Affiliates conducted, existing or arising before the Closing; any Excluded Asset or Excluded Liabilities; or any claim made by any stockholder of Seller against any Buyer Indemnified Party directly or indirectly related to the Transaction Documents and consummation of the transactions contemplated hereby and thereby.

Section 8.03 Indemnification By Buyer. After the Closing, subject to the other terms and conditions of this Article VIII, Buyer shall indemnify Seller and its Affiliates (collectively, the “Seller Indemnified Parties”) against, and shall hold the Seller Indemnified Parties harmless from and against, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnified Parties based upon, arising out of, with respect to or by reason of: any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any Transaction Document (for purposes of calculating any Losses arising from such inaccuracy or breach and for purposes of determining whether there has been an inaccuracy in or breach of any such representation or warranty, such representation and warranty shall be read as if it were not qualified by any concept of “material,” “materiality,” “Material Adverse Effect,” or similar qualifiers); any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement; or any Purchased Assets or Assumed Liabilities.

Section 8.04 Indemnification Procedures. The party making a claim under this Article VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. If any Indemnified Party receives written notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof (a “Claim Notice”). The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations. Such Claim Notice shall describe the Third Party Claim in reasonable detail, shall include a copy of all papers served with respect to such Third Party Claim, if any, and any other documents reasonably necessary (as determined by the Indemnified Party) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in or, by giving written notice within ten (10) Business Days of receipt of a Third Party Claim, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel.

ARTICLE IX
TERMINATION

This Agreement may be terminated at any time prior to the Closing: by the mutual written consent of Seller and Buyer; by Buyer by written notice to Seller if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 7.01 or Section 7.02 and such breach, inaccuracy or failure cannot be cured by Seller by August __, 2019 (the “Drop Dead Date”); or by Buyer or Seller if the Closing has not occurred by the Drop Dead Date; provided, that the party electing to terminate this Agreement in such instance has not materially breached this Agreement and such breach is the primary reason for such failure to consummate the Closing. In the event of the termination of this Agreement in accordance with this Article IX, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of any party hereto other than liability for any Willful Breach of this Agreement prior to such termination; provided that the provisions of Section 6.04 (Confidentiality), this Section 9.02 (Effects of Termination) and Article X (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

ARTICLE X
MISCELLANEOUS

Section 10.01 Expenses. Except as otherwise expressly provided herein (including Section 6.08 hereof), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred, and the cost of shipping the Purchased Assets to Buyer’s location in Nevada shall be solely borne by the Seller.

Section 10.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including, without limitation, e-mail transmission) and shall be deemed to have been given (a) if delivered by hand, when such delivery is made at the address specified on the signature pages hereto; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) if delivered by e-mail or facsimile, when such e-mail or facsimile is transmitted to the number or e-mail address specified on the signature page hereto or (d) on the day mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses or coordinates as provided on the signature pages hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

Section 10.03 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.04 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 10.05 Entire Agreement. This Agreement (including the Exhibits and the Disclosure Schedules) and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.06 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 2.12, neither party may assign its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer can assign its rights hereunder to any lender providing the Financing. No assignment (including pursuant to Section 2.12) shall relieve the assigning party of any of its obligations hereunder.

Section 10.07 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Seller and Buyer. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.

Section 10.09 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction). ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR ANY STATE COURT WITHIN THE STATE OF NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 10.10 Counterparts. This Agreement may be executed and delivered (including, without limitation, by facsimile transmission or e-mail) in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

__________________________________________.
By	__________________________________________
Name:
Title:

Address:
Email:
Phone:
Fax:

With a Copy to:

MARATHON PATENT GROUP, INC.

By	__________________________________________
Name:
Title:
Address:

Email:
Phone:

With a Copy to:

SCHEDULE 2.01

LIST OF S-9 MINERS

Seller will have 20 business days from signing this Agreement to provide a list of 5,000 S-9 miner serial numbers for the 5,000 S-9’s that have been delivered to the Company’s storage facility. The remaining 1,000 S-9’s will be delivered directly to the Company’s hosting facility once the hosting agreement is in place. The serial numbers for these S-9’s will be provided within 20 days of deliver to the hosting facility.

SCHEDULE 4.05

MATERIAL CONTRACTS

None.

SCHEDULE 4.06

ENCUMBRANCES

None.

SCHEDULE 4.09

PERMITS

None.